Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Tivic Health Systems, Inc. (the “Company”) for the quarter ended June 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jennifer Ernst, Chief Executive Officer of the Company, and Lisa Wolf, Interim Chief Financial Officer of the Company, do each hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to her knowledge:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2025	By:	/s/ Jennifer Ernst
Jennifer Ernst
Chief Executive Officer
(Principal Executive Officer)

Date: August 14, 2025	By:	/s/ Lisa Wolf
Lisa Wolf
Chief Financial Officer
(Principal Financial and Accounting Officer)